UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
_________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 14, 2012
CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2012, Corporate Office Properties Trust (the “Registrant”) and its subsidiary, Corporate Office Properties, L.P. (the “Operating Partnership”), entered into an employment agreement (the “Agreement”) with Stephen E. Riffee, the Registrant’s Executive Vice President and Chief Financial Officer.  The Agreement replaces Mr. Riffee’s prior employment agreement dated July 31, 2006, as subsequently amended. The Agreement commences on August 15, 2012 and expires on the later of March 31, 2015 or, in the event of a “Change in Control,” as defined in the Agreement, occurring prior to March 31, 2015, the 12 month anniversary of the effective date of such a Change in Control.  In the event that Mr. Riffee’s employment continues following the expiration of the Agreement, his employment shall be “at will” unless a new employment agreement is entered into relating to his continuing employment. Under the Agreement, Mr. Riffee’s minimum base salary is $430,000 per year.  Mr. Riffee’s base salary is subject to review at least annually by the Operating Partnership.  He is eligible to receive annual cash performance bonuses from the Operating Partnership. He is eligible to receive equity awards from the Operating Partnership and/or the Registrant to the extent the Operating Partnership and/or the Registrant maintains an equity award plan or similar program in which senior officers may participate.  He is also entitled to participate in all plans and benefits generally accorded to employees of the Operating Partnership.

The Agreement provides for the following severance package in the event of Mr. Riffee’s termination by the Operating Partnership during the term of the Agreement for any reason other than death, disability or “for cause,” as defined in the Agreement, or if he is “Constructively Discharged,” as defined in the Agreement: (1) payment equal to his base annual salary multiplied by two; (2) payment equal to the amount of his target annual cash performance bonus determined by the Operating Partnership for the year of termination, or prior year if a target has not yet been set for the year of termination, (the “Target Bonus”) multiplied by two; (3) a pro-rated annual cash performance bonus for the year of termination through the date of termination (and the prior year if the performance bonus for such year has not yet been determined) based on the amount of his Target Bonus; (4) the right to exercise stock options granted under any stock option or share incentive plan established by the Registrant for up to 18 months following termination; (5) full vesting of previously unvested equity awards under any stock plan or similar program to the extent such equity awards are subject to a time-based vesting schedule, and any accelerated vesting of equity awards under any stock plan or similar program that is subject to performance-based vesting shall occur in accordance with the terms of the applicable agreements; and (6) continuing coverage under the Operating Partnership’s group medical, dental and vision plans for 12 months following termination unless such benefits are available to him through other employment after termination.  In the event of Mr. Riffee’s termination in connection with, or within 12 months after, a “Change in Control,” as defined in the Agreement, the Agreement provides for the payments and benefits set forth above, except that in lieu of the payments described above that are based on his annual base salary and Target Bonus multiplied by two, such payments would be equal to his annual base salary multiplied by 2.99 and his Target Bonus multiplied by 2.99. The Agreement also provides for the following severance package in the event of Mr. Riffee’s termination by the Operating Partnership concurrently with or after the expiration of the term for any reason, other than termination upon death, disability or “for-cause,” as defined in the Agreement: payment equal to the sum of his base annual salary plus his Target Bonus.

Mr. Riffee is required under the Agreement to devote his full business time to the business and affairs of the Operating Partnership and the Registrant, and he is restricted in his ability to compete directly or indirectly with the Operating Partnership during the term of the Agreement and for a period thereafter.

The description set forth above is only a summary of the Agreement and is qualified in its entirety by reference to the full Agreement, which is filed herewith as Exhibit 99.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 19, 2012, the Registrant amended Article VI, Section 6.1 of its Amended and Restated Declaration of Trust to increase the number of shares of beneficial interest authorized to be issued from 140,000,000 to 150,000,000 and the number of preferred shares of beneficial interest authorized to be issued from 15,000,000 to 25,000,000.

The foregoing summary is qualified in its entirety by reference to the amendment, which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Businesses Acquired
None
(b)    Pro Forma Financial Information
None
(c)    Shell Company Transactions
None
(d)    Exhibits

Exhibit Number	Exhibit Title
3.1	Articles of Amendment of Amended and Restated Declaration of Trust
99.1	Employment Agreement, dated June 14, 2012, between Corporate Office Properties, L.P., Corporate Office Properties Trust, and Stephen E. Riffee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2012

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1	Articles of Amendment of Amended and Restated Declaration of Trust
99.1	Employment Agreement, dated June 14, 2012, between Corporate Office Properties, L.P., Corporate Office Properties Trust, and Stephen E. Riffee.